Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Great East Bottles & Drinks (China) Holdings, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

Signed on this 21st day of April, 2009

/s/ Stetson Chung
Name: Stetson Chung
Title: Chief Executive Officer and Acting Chief Financial Officer (Chief Executive Officer and Chief Financial Officer)